Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Centennial Cellular Corporation's Registration Statement No. 33-80716 on Form S-4 and Registration Statement No. 33-90954 on Form S-3 of our report dated July 7, 1999, appearing in this Annual Report on Form 10-K of Centennial Cellular Corp. for the year ended May 31, 1999.

/s/Deloitte & Touche LLP

New York, New York
August 20, 1999

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